Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made this 3rd day of December, 2008 (the “Effective Date”), by and among Belmont Partners, LLC., a Virginia limited liability company with a principal address of 360 Main Street, Washington, Virginia, 22747 (“Buyer”), YzApp International, Inc. (“Seller”), and YzApp Solutions, Inc. (the “Company”) (Buyer, Seller and Company each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company currently has Nineteen Million and Forty Thousand  (19,040,000) shares of common stock issued and outstanding and Sellers own one hundred percent (100%) of the common stock of the issued and outstanding shares of the Company (the “Stock”), and

WHEREAS, Buyer wishes to purchase the Stock and Seller is desirous of selling the Stock to Buyer on the terms and conditions hereinafter appearing;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1.
Agreement to Purchase and Sell.  Seller will sell, issue, assign, transfer and deliver to Buyer and Buyer agrees to purchase the Stock from Seller, in exchange for One U.S. dollar ($1.00) (the “Purchase Price”), to be paid to Seller on or about 5:00 PM EST December  3, 2008 or such other date as the Parties may so designate as close on the sale and purchase of the Stock (the “Closing”), payable according to the terms and conditions set forth in Section 2 herein.

2.           Closing. On or about the Closing the Parties shall perform, in order:

a) Buyer shall deliver to Seller a copy of this Agreement executed by Buyer;

b) Seller shall deliver a fully executed copy of this Agreement to Buyer;

c) Seller shall deliver to Buyer duly endorsed stock certificate(s) representing the Stock (“Stock Certificate”) against payment of the Purchase Price.

d) Seller shall also deliver to Buyer to the extent reasonable available to Seller, original and/or true and correct copies of all of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

Buyer: ____
Seller: ____

3.           Payment Terms.

a) Buyer shall cause to be paid the sum of one U.S. dollar ($1.00) to the Seller on or before the Closing (the “Funds”).  The Funds should be paid by check with payment directed to YzApp International, Inc.

b) In the event that the Closing is not effectuated through no fault of the Parties, all Funds shall be returned to the Buyer, and neither Seller nor Buyer shall have any further recourse.

4.           Representations and Warranties of Company.

The Company hereby warrants to Buyer that:

(a)           To the best of Company’s knowledge, the authorized capital stock of the Company is unlimited shares of Common Stock, 19,040,000 of which are validly issued and outstanding,

5.           Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

(a)           Full Power and Authority.  Buyer represents that he has full power and authority to enter into this Agreement.

(b)          Information Concerning the Company.  Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that Seller has made no representations with respect to the Company, its status, or the existence or non-existence of liabilities in the Company except as explicitly stated in this Agreement.  Buyer is taking the Company “as is” and acknowledges and assumes all liabilities of the Company.

(c)           Investment Experience.  The Buyer understands that purchase of the Stock involves substantial risk.  The Buyer: (i) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock; and (ii) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

Buyer: ____
Seller: ____

(d)           No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller's representatives or affiliates in purchasing the Stock.

6.           Governing Law; Jurisdiction.
Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the state of New York.  Buyer and Seller hereby irrevocably and unconditionally submit for themselves and their property, to the nonexclusive jurisdiction of Federal and State courts of the State of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State, or, to the extent permitted by law, in such Federal court.  Each of the Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.  Each Party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each Party hereto certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.

7.           Termination.  Buyer may terminate this Agreement by providing at least seven (7) days’ written notice of the same.

8.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

9.           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

Buyer: ____
Seller: ____

10.         Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

11.         Costs, Expenses.  Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

12.         Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by the Company, Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

13.         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

15.         Further Assurances.   From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

16.         Term, Survival.  This Agreement is effective from the Effective Date hereof, and shall remain in effect until the earlier a termination of this Agreement or all the rights and obligations of the Parties hereto have been fully performed.

17.         Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; and

b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such person to the other person pursuant to notice given by such Person in accordance with the provisions of this Section 17.

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Buyer: ____
Seller: ____

In Witness Whereof, the Parties hereto have executed this Agreement as of the date first written above.

BUYER	SELLER

BELMONT PARTNERS, LLC	YZAPP INTERNATIONAL, INC

Joseph Meuse	Eugene M. Weiss
By: Joseph Meuse, Managing Member	By: Eugene M. Weiss, President

COMPANY

YZAPP SOLUTIONS, INC.

Eugene M. Weiss
By: Eugene M. Weiss, President